Contact:

William S. Jones
Executive Vice President
and Chief Administrative Officer
615/849-2272

CAVALRY BANCORP, INC. REPORTS
SECOND QUARTER EARNINGS

Murfreesboro, Tennessee July 25, 2003—Cavalry Bancorp, Inc. (the “Company”) (Nasdaq NMS: CAVB) announced today second quarter and year-to-date consolidated earnings for its wholly-owned subsidiary Cavalry Banking (“the Bank”) and the Company.

Net income increased 8.95% from $1.2 million or $0.17 per share diluted for the quarter ended June 30, 2002 to $1.3 million or $0.19 per share diluted for the quarter ended June 30, 2003. Annualized return on average assets decreased from 1.14% for the quarter ended June 30, 2002 to 1.12% for the quarter ended June 30, 2003. Annualized return on average equity increased from 9.58% for the quarter ended June 30, 2002 to 9.91% for the quarter ended June 30, 2003.

Net income increased 9.10% from $2.2 million or $0.34 per share diluted for the six months ended June 30, 2002 to $2.4 million or $0.37 per share diluted for the six months ended June 30, 2003. Annualized return on average assets remained constant at 1.09% for the six months ended June 30, 2002 and 2003. Annualized return on average equity increased from 9.29% for the six months ended June 30, 2002 to 9.66% for the six months ended June 30, 2003.

The increases in net income were a result of increases in gains on sale of loans and other income. These increases were partially offset by declines in net interest income and increases in other expenses.

Total assets of the Company increased from $464.4 million at December 31, 2002 to $474.3 million at June 30, 2003. Net loans receivable increased from $300.5 million at December 31, 2002 to $321.4 million at June 30, 2003. Loans held-for-sale decreased from $17.8 million at December 31, 2002 to $11.6 million at June 30, 2003. Deposits increased from $407.8 million at December 31, 2002 to $415.3 million at June 30, 2003.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation’s financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

[Selected financial data follows]

Cavalry Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

	June 30	December 31
Assets	2003	2002

Cash and cash equivalents	$51,528	$73,162
Investment securities available-for-sale, at fair value	53,334	37,926
Loans held for sale,at estimated fair value	11,588	17,800
Loans receivable, net of allowances for loan losses
of $4,615 at June 30, 2003 and $4,657 at December 31, 2002	321,361	300,524
Accrued interest receivable	1,522	1,577
Office properties and equipment, net	18,922	18,108
Required investments in stock of the Federal Home Loan Bank
and Federal Reserve Bank stock at cost	2,929	2,874
Foreclosed assets, net	197	203
Bank owned life insurance	8,114	7,921
Goodwill	1,772	1,772
Other assets	3,034	2,498

Total assets	474,301	464,365

Liabilities

Liabilities:
Deposits:
Non-interest-bearing	$68,744	$57,343
Interest-bearing	346,585	350,409

	415,329	407,752
Advances from Federal Home Loan Bank of Cincinnati	2,916	2,944
Accrued expenses and other liabilities	3,848	3,923

Total liabilities	422,093	414,619

Shareholders' Equity

Preferred Stock, no par value
Authorized - 250,000 shares; none issued or outstanding at
June 30, 2003 and December 31, 2002	-	-
Common Stock, no par value
Authorized- 49,750,000 shares; issued and outstanding
6,820,179 and 6,830,679 at June 30, 2003, and
December 31, 2002	9,526	9,138
Retained earnings	45,309	43,543
Unallocated ESOP shares	(2,717)	(3,057)
Accumulated other comprehensive income, net of tax	90	122

Total Shareholders' Equity	52,208	49,746

Total Liabilities and Shareholders' Equity	474,301	464,365

Cavalry Bancorp,Inc
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30

	2003	2002	2003	2002

Interest and dividend income:

Loans	$5,045	$5,304	$10,069	$10,530
Investment securities	306	312	589	705
Other	101	269	227	569

Total interest and dividend income	5,452	5,885	10,885	11,804

Interest expense - deposits	1,399	1,770	2,918	3,694
Interest expense - borrowings	25	5	49	11

Total interest expense	1,424	1,775	2,967	3,705

Net interest income	4,028	4,110	7,918	8,099

Provision for loan losses	45	54	101	163

Net interest income after provision for loan losses	3,983	4,056	7,817	7,936

Non-interest income:

Servicing income	60	55	131	124
Gain on sale of loans, net	1,702	581	3,024	1,150
Gain on sale of investment securities, net	-	-	11	-
Deposit servicing fees and charges	1,192	921	2,247	1,800
Trust service fees	248	296	494	552
Insurance commissions, fees, and premiums	528	555	1,144	1,054
Other operating income	285	301	583	500

Total non-interest income	4,015	2,709	7,634	5,180

Non-interest expenses:
Salaries and employee benefits	3,877	3,018	7,536	5,810
Occupancy expense	344	302	659	572
Supplies, communications, and other office expenses	252	263	505	522
Federal insurance premiums	17	16	32	32
Advertising expense	122	176	223	263
Equipment and service bureau expense	736	707	1,431	1,331
Other operating expense	561	434	1,081	890

Total non-interest expense	5,909	4,916	11,467	9,420

Income before income tax expense	2,089	1,849	3,984	3,696

Income tax expense	811	676	1,538	1,454

Net income	$1,278	$1,173	$2,446	$2,242

Basic Earnings Per Share	$0.20	$0.18	$0.38	$0.35

Diluted Earnings Per Share	$0.19	$0.17	$0.37	$0.34

Weighted average shares outstanding - Basic	6,392,100	6,436,781	6,379,006	6,465,859

Weighted average shares outstanding - Diluted	6,694,136	6,756,723	6,640,591	6,626,098

Cavalry Bancorp, Inc.
Consolidated Financial
Highlights
(unaudited)
(dollars in thousands)

	June 30	December 31
	2003	2002	% Change

FINANCIAL CONDITION DATA:

Total assets	$474,301	$464,365	2.14%
Loans receivable, net	321,361	300,524	6.93%
Loans held-for-sale	11,588	17,800	-34.90%
Investment securities available-for-sale	53,334	37,926	40.63%
Cash and cash equivalents	51,528	73,162	-29.57%
Deposits	415,329	407,752	1.86%
Borrowings	2,916	2,944	-0.95%
Shareholders' Equity	52,208	49,746	4.95%

	For the quarter ending			For the six months ending
	June 30			June 30
	2003	2002	% Change	2003	2002	% Change

OPERATING DATA:

Interest and dividend income	$ 5,452	$ 5,885	-7.36%	$ 10,885	$ 11,804	-7.79%
Interest expense	1,424	1,775	-19.77%	2,967	3,705	-19.92%

Net interest income	4,028	4,110	-2.00%	7,918	8,099	-2.23%
Provision for loan losses	45	54	-16.67%	101	163	-38.04%

Net interest income
after provision for loan losses	3,983	4,056	-1.80%	7,817	7,936	-1.50%

Gains from sale of loans	1,702	581	192.94%	3,024	1,150	162.96%
Other income	2,313	2,128	8.69%	4,610	4,030	14.39%
Other expenses	5,909	4,916	20.20%	11,467	9,420	21.73%

Income before income taxes	2,089	1,849	12.98%	3,984	3,696	7.79%
Income tax expense	811	676	19.97%	1,538	1,454	5.78%

Net income	$ 1,278	$ 1,173	8.95%	$ 2,446	$ 2,242	9.10%

	For The Quarter Ending		For The Six Months Ending
	June 30,		June 30,
	2003	2002	2003	2002

KEY FINANCIAL RATIOS

Performance Ratios:
Return on average assets	1.12%	1.14%	1.09%	1.09%
Return on average shareholders' equity	9.91%	9.58%	9.66%	9.29%
Interest rate spread	3.74%	4.25%	3.73%	4.08%
Net interest margin	3.99%	4.53%	3.99%	4.44%
Average interest-earning assets
to average interest-bearing
liabilities	118.00%	113.79%	116.96%	118.75%
Non-interest expense as a
percent of average total assets	5.20%	4.78%	5.12%	4.58%
Efficiency ratio	73.47%	72.09%	73.73%	70.94%

Asset Quality Ratios:
Nonaccrual and 90 days or more
past due loans as a percent
of total loans, net	0.27%	0.23%
Nonperforming assets as a
percent of total assets	0.23%	0.23%
Allowance for loan losses as a
percent of total loans receivable	1.44%	1.55%
Net charge-offs to average
outstanding loans	0.02%	0.03%	0.04%	0.04%